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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Compuware Corporation on Form S-8 of our reports dated May 26, 2004 and September 8, 2003, appearing in the Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2004 and in the Annual Report on Form 11-K of Compuware Corporation Employees' Stock Ownership Plan and 401 (k) Salary Reduction Arrangement for the year ended March 31, 2004, respectively.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
October 26, 2004